Exhibit 99.1

                                                     CAMCO FINANCIAL CORPORATION
                                                             814 Wheeling Avenue
                                                                    P.O. Box 708
                                                      Cambridge, Ohio 43725-0708
                                                             Phone: 614-432-5641
                                                               Fax: 614-432-6107

                                  News Release

RELEASE DATE:           October 7, 1996

RELEASE TIME:           Immediate


             Camco Financial/First Ashland Financial Complete Merger

     Camco Financial Corporation [Nasdaq: CAFI], a multiple bank holding company located in Cambridge, Ohio, and First Ashland Financial Corporation {Nasdaq:
FSBS], parent of First Federal Bank for Savings of Ashland, Kentucky, today confirmed the completion of their announced merger effective on Friday, October 4, 1996.

     Pursuant to the agreement, First Ashland merged into Camco and First Federal Bank for Savings will continue as a stand-alone subsidiary of Camco. In addition, each share of First Ashland will be exchanged for $8.93736 in cash and
 .67492 fractional share of common stock of Camco.

     At June 30, 1996, Camco and First Ashland reported assets of $352.6 million and $87.4 million. respectively. On that same date, Camco's shareholders' equity was $29.3 million and First Ashland's shareholders' equity was $23.9 million.

     "Through its subsidiaries, Camco currently provides a broad array of financial services to 13 communities in Ohio and West Virginia," noted Camco's President Larry A. Caldwell. "Through First Federal Bank for Savings, we look forward to providing the full array of services in the Ashland, Summit & Russell, Kentucky areas," Caldwell concluded.



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